SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                        PennFed Financial Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               September 25, 1998



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of PennFed Financial Services, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 10:00 a.m., local time, on Wednesday, October 28, 1998, at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey.

         An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of the Company's auditors. In addition, the Meeting will include management's report to you on the Company's 1998 financial and operating performance.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Your Board of Directors and management are committed to the continued success of PennFed Financial Services, Inc., and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

                                                          Very truly yours,




                                                          /s/Joseph L. LaMonica
                                                          ---------------------
                                                             Joseph L. LaMonica
                                                             President and Chief
                                                             Executive Officer

                        PENNFED FINANCIAL SERVICES, INC.
                              622 Eagle Rock Avenue
                       West Orange, New Jersey 07052-2989
                                 (973) 669-7366

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 28, 1998

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of PennFed Financial Services, Inc. (the "Company") will be held at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m., local time, on Wednesday, October 28, 1998.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

                  1.       The election of two directors of the Company;

                  2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending June 30, 1999;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 11, 1998 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors




                                              /s/William C. Anderson
                                              ----------------------
                                              William C. Anderson
                                              Chairman of the Board
West Orange, New Jersey
September 25, 1998

--------------------------------------------------------------------------------
   IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
       OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                        PENNFED FINANCIAL SERVICES, INC.
                              622 Eagle Rock Avenue
                       West Orange, New Jersey 07052-2989
                                 (973) 669-7366

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 28, 1998

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PennFed Financial Services, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, on Wednesday, October 28, 1998, at 10:00 a.m., local time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about September 25, 1998. Certain of the information provided herein relates to Penn Federal Savings Bank ("Penn Federal" or the "Bank"), a wholly-owned subsidiary of the Company.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 30, 1999.

Vote Required and Proxy Information

         All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees named herein and for the ratification of the appointment of Deloitte & Touche LLP. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes cast. In all matters other than the election of directors, the affirmative vote of the majority of the votes cast shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal will have the same effect as votes against the proposal. Votes withheld (for the election of directors) and broker non-votes will have no effect on the vote. The holders of at least one-third of the shares of the Common Stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Patrick D. McTernan, Secretary, PennFed Financial Services, Inc., 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on September 11, 1998 will be entitled to one vote for each share then held. As of that date, the Company had 9,235,859 shares of Common Stock issued and outstanding. The following table sets forth, as of September 11, 1998, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock; (ii) the Chief Executive Officer of the Company and each of the executive officers of the Company and the Bank whose salary and bonus for fiscal 1998 exceeded $100,000 (the "Named Officers"); and (iii) all directors and executive officers of the Company and the Bank as a group. For information regarding the beneficial ownership of Common Stock by directors of the Company, see "Proposal I. Election of Directors--General."

                                                                   Shares         Percent
                                                               Beneficially          of
       Beneficial Owner                                            Owned            Class
       ----------------                                            -----            -----
PennFed Financial Services, Inc.                                 942,381(1)        10.20%
Employee Stock Ownership Plan
622 Eagle Rock Avenue
West Orange, New Jersey 07052-2989

Tontine Financial Partners, L.P.                                 664,600(2)         7.20
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
Jeffrey L. Gendell
200 Park Avenue
Suite 3900
New York, New York 10166

John Hancock Mutual Life Insurance Company and                   611,000(3)         6.62
John Hancock Subsidiaries, Inc.
P.O. Box 111
Boston, Massachusetts 02117

              and

The Berkeley Financial Group and
John Hancock Advisors, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199

Palisade Capital Management, L.L.C.                              549,800(4)         5.95
One Bridge Plaza
Suite 695
Fort Lee, New Jersey 07024

Named Officers(5)

Joseph L. LaMonica                                               396,945            4.19
President and Chief
Executive Officer

Patrick D. McTernan                                              195,722            2.09
Executive Vice President,
General Counsel and Secretary

Lucy T. Tinker                                                   185,776            1.99
Executive Vice President
and Chief Operating Officer

Jeffrey J. Carfora                                                52,167            0.56
Senior Vice President and
Chief Financial Officer

                                                                   Shares         Percent
                                                               Beneficially          of
       Beneficial Owner                                            Owned            Class
       ----------------                                            -----            -----
Barbara J. Sanders(6)                                               50,821          0.55
Senior Vice President and
Lending Group Executive of the Bank

Barbara A. Flannery                                                 50,789          0.55
Senior Vice President and
 Retail Banking Group Executive of the Bank

Directors and executive officers                                 1,621,178         15.91
of the Company and the Bank
as a group (10 persons)(7)

                                footnotes follow

(1) The amount reported represents shares held by the PennFed Financial Services, Inc. Employee Stock Ownership Plan (the "ESOP"), 301,386 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts. Unallocated shares are voted by the trustee in the same proportion that the allocated shares are voted pursuant to participant instructions.

(2) As reported by Tontine Financial Partners, L.P. ("TF"), Tontine Management, L.L.C. ("TM"), Tontine Overseas Associates, L.L.C. ("TO") and Jeffrey L. Gendell on a Schedule 13D dated July 16, 1998 filed with the Securities and Exchange Commission (the "SEC"). TM is general partner of TF and Mr. Gendell serves as the managing member of TM and TO. With respect to the 664,600 shares listed, TF and TM each reported shared voting and dispositive powers over 407,100 shares, TO reported shared voting and dispositive powers over 257,500 shares and Mr. Gendell reported shared voting and dispositive powers over all 664,600 shares.

(3) As reported by John Hancock Mutual Life Insurance Company ("JHMLIC"), JHMLIC's wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's wholly-owned subsidiary, The Berkeley Financial Group ("TBFG"), and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc., ("JHA") in a statement as of December 31, 1997 on Amendment No. 3 to a Schedule 13G filed with the SEC. JHMLIC, JHSI, and TBFG reported indirect beneficial ownership of these shares. JHA reported sole voting and dispositive powers as to all of such shares.

(4) As reported by Palisade Capital Management, L.L.C. ("Palisade"), on Amendment No. 1 to a Schedule 13G dated March 12, 1998 filed with the SEC. Palisade reported sole voting and dispositive powers over all shares listed.

(5) Includes shares held directly, including restricted shares and shares allocated to the accounts of the Named Officers under the ESOP, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain members of the Named Officers' families, by trusts of which the Named Officer is a trustee or substantial beneficiary, with respect to which the Named Officer may be deemed to have sole voting and/or investment powers. Also includes 247,533, 121,760, 117,813, 28,800, 28,800 and 28,800 shares which Mr.
         LaMonica,  Mr. McTernan,  Ms. Tinker, Mr. Carfora,  Ms. Sanders and Ms.
         Flannery, respectively, have the right to acquire pursuant to stock options currently exercisable or which will become exercisable within 60 days of September 11, 1998.

(6)      Ms. Sanders resigned from the Bank effective September 3, 1998.

(7) This amount includes shares held directly, including restricted shares and shares allocated to the accounts of executive officers under the ESOP, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain of the group members' families, by certain related entities or by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 952,400 shares which directors and executive officers as a group have the right to acquire pursuant to stock options currently exercisable or which will become exercisable within 60 days of September 11, 1998, and excludes 12,160 shares of which Mario Teixeira, Jr., a director of the Company, disclaims beneficial ownership.


                        PROPOSAL I. ELECTION OF DIRECTORS

General

         The Company's Board of Directors currently consists of six members, each of whom is also a director of the Bank. Each of the current directors of the Company has served in such capacity since its incorporation in March 1994. The Board is divided into three classes, each of which contains one-third of the Board. One-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

         The following table sets forth certain information, as of September 11, 1998, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why either nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                                 Shares of
                                                                                               Common Stock       Percent
                                             Position(s) Held           Director    Term to     Beneficially        of
       Name                      Age         in the Company             Since(1)    Expire        Owned(2)         Class
       ----                      ---         --------------             --------    ------        --------         -----
                                                NOMINEES
William C. Anderson               50    Chairman of the Board             1979       2001          381,844         4.03 %

Amadeu L. Carvalho                69    Director                          1990       2001           89,522         0.96
                                        DIRECTORS CONTINUING IN OFFICE
Patrick D. McTernan               46    Director, Executive Vice          1989       1999          195,722         2.09
                                        President, General
                                        Counsel and Secretary
Marvin D. Schoonover              48    Director                          1990       1999           71,151         0.77
Joseph L. LaMonica                48    Director, President and           1987       2000          396,945         4.19
                                        Chief Executive Officer
Mario Teixeira, Jr.               62    Director                          1971       2000       146,441(3)         1.58

-------------

(1) Includes service as a director of the Bank prior to the formation of the Company.
(2) Amounts include shares held directly, including restricted shares, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain members of the director's family, held by certain related entities or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment powers. Amounts also include 250,013, 44,747, 121,760, 40,747, 247,533 and 43,387 shares which Messrs. Anderson, Carvalho, McTernan, Schoonover, LaMonica and Teixeira, respectively, have the right to acquire pursuant to stock options currently exercisable or which will become exercisable within 60 days. With respect to Messrs. LaMonica and McTernan, amounts also include 10,410 shares which have been allocated to each of their respective accounts under the ESOP.
(3) Amount excludes 12,160 shares of which Mr. Teixeira disclaims beneficial ownership.


         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present principal occupation for at least five years unless otherwise indicated.

         William C. Anderson--Mr. Anderson has been Chairman of the Board of the Company since its incorporation in March 1994. Mr. Anderson is also the Chairman of the Board and President of John Young Company, Inc., a real estate agency located in Caldwell, New Jersey.

         Amadeu L. Carvalho--Mr. Carvalho, retired Controller of the Singer Company, currently is in private accounting practice in Elizabeth, New Jersey. His practice includes tax services and business and strategic planning for small and medium size companies.

         Patrick D. McTernan--Mr. McTernan has been Executive Vice President, General Counsel and Secretary of the Company since its incorporation. He joined Penn Federal in 1989 as Senior Vice President and General Counsel and was promoted to Executive Vice President and General Counsel in 1992. He also serves as corporate Secretary.

Prior to his employment with the Bank, he was a partner in the law firm of Adams and McTernan located in South Orange, New Jersey. He is currently a member of the Legal Committee of the New Jersey Savings League.

         Marvin D. Schoonover--Mr. Schoonover is a Senior Account Executive with the EMAR Group, Inc., an insurance agency located in Livingston, New Jersey, and is responsible for the marketing, sales and servicing of commercial property and casualty insurance. Mr. Schoonover first joined the EMAR Group, Inc. in 1980. Mr. Schoonover also is a licensed real estate salesperson.

         Joseph L. LaMonica--Mr. LaMonica has been President and Chief Executive Officer of the Company since its incorporation in March 1994, and of Penn Federal since 1988. Mr. LaMonica has served Penn Federal in various capacities since joining the Bank in 1980. He also is a member of the Board of Directors of the Saint James Foundation, a philanthropic organization, and serves in an advisory capacity to the Ironbound Ambulance Squad. He currently serves on the Board of Governors of the New Jersey Savings League.

         Mario Teixeira, Jr.--Mr. Teixeira has been a licensed funeral director since 1961. He is owner and President of the Buyus Funeral Home in Newark and owns the Bernauer Funeral Home and the Rucki Funeral Home, both located in Newark, as well as the Shaw-Buyus Home for Services, located in Kearny, New Jersey. In addition, Mr. Teixeira is a partner in BRSB Preneed Association, a partnership specializing in funerals.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the fiscal year ended June 30, 1998, the Board of Directors met 17 times. During fiscal 1998, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of meetings held by the committees of the Board of Directors on which he served. The Board of Directors of the Company has standing Executive and Audit Committees.

         The Executive Committee is comprised of all members of the Board. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by Delaware law. This Committee did not meet during fiscal 1998.

         The Audit Committee is composed of Chairman Anderson (Chairman) and Directors Carvalho and Teixeira. The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The Audit Committee met two times in fiscal 1998.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Company will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 60 days prior to the date of the Meeting and comply with certain other requirements specified in the Bylaws. The Board of Directors met one time during fiscal 1998 in its capacity as a nominating committee.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets twice monthly and may have additional special meetings upon the written request of the Chairman of the Board, the President or at least three directors. The Bank's Board of Directors met 23 times during the year ended June 30, 1998. During fiscal 1998, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Bank has standing Audit, Human Resources and Compensation Committees, as well as other committees which meet periodically. Set forth below is a description of certain committees of the Bank.

         The Audit Committee is responsible for the oversight of the Bank's Internal Audit Department and for the review of the Bank's annual audit report prepared by the Bank's independent auditors. Only non-employee directors may serve on the Audit Committee. The current members of the committee are Chairman Anderson (Chairman) and Directors Carvalho and Teixeira. The Audit Committee met five times during fiscal 1998.

         The Bank's Human Resources Committee is responsible for the review and approval of the numerous personnel policies of the Bank. This Committee addresses, among other things, the Bank's benefit programs and plans and affirmative action plan. The current members of the Human Resources Committee are Directors Teixeira (Chairman), Schoonover and LaMonica. The Committee met two times during fiscal 1998.

         The Bank's Compensation Committee, which acts as the compensation committee of the Company and the Bank, determines salary ranges and incentive compensation. This Committee is also responsible for administering the Stock Option and Incentive Plan and Management Recognition Plan (the "MRP"). The current members of the Compensation Committee are Directors Carvalho (Chairman) and Teixeira. This Committee met three times during the fiscal year ended June 30, 1998.

Director Compensation

         The Company's directors are not paid fees for their service in such capacity. Non-employee directors of the Bank were each paid a fee of $28,000 for fiscal 1998 except for the Chairman who received $58,000. Each non-employee director also received $350 for attendance at each meeting of the Board's standing committees and $5,000 for the payment of an annual life insurance premium. Chairman Anderson was awarded on July 22, 1997 an option to purchase 38,600 shares of Common Stock at an exercise price of $13.875 per share, with 60% of the option vesting immediately, an additional 20% vesting on April 28, 1998 and the remaining 20% scheduled to vest on April 28, 1999. In addition, on December 9, 1997, Chairman Anderson was awarded an option to purchase 100,000 shares of Common Stock and Directors Carvalho, Schoonover and Teixeira were each granted an option to purchase 20,000 shares of Common Stock, each at an exercise price of $17.1875 per share, with one-third of the option vesting immediately, an additional one-third scheduled to vest on December 9, 1998 and the remaining one-third scheduled to vest on December 9, 1999. The number of shares underlying and exercise prices of the options described above have been adjusted for the two-for-one stock split in the form of a 100% stock dividend paid on the Common Stock on February 10, 1998 (the "Stock Split").

Executive Compensation

         The following table sets forth information regarding compensation paid or granted to the Named Officers.

                                                  SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                    Compensation
                                                     Annual Compensation               Awards
                                                 -------------------------   -----------------------------
                                                                             Restricted        Securities
                                                                                 Stock         Underlying       All Other
                                                 Salary           Bonus        Award(s)          Options        Compensation
    Name and Principal Position       Year         ($)             ($)          ($)(1)              (#)             ($)(2)
    ---------------------------       ----       --------     ------------   ------------       ----------         -------
Joseph L. LaMonica,                   1998       $290,004     $        ---   $        ---       100,000(3)         $60,685
President and Chief                   1997        290,004           29,000            ---           ---             46,363
 Executive Officer                    1996        290,004           29,000            ---           ---             30,299

Patrick D. McTernan,                  1998       $183,762     $        ---   $        ---        24,000(3)          53,222
Executive Vice President,             1997        181,500           18,500            ---           ---             40,859
 General Counsel and Secretary        1996        181,500              ---            ---           ---             26,189

Lucy T. Tinker,                       1998       $185,000     $        ---    $       ---        25,000(3)          56,611
Executive Vice President and          1997        184,760           18,500            ---           ---             42,882
 Chief Operating Officer              1996        172,067              ---            ---           ---             28,338

Jeffrey J. Carfora,                   1998       $110,000     $        ---     $      ---        15,000(3)          43,595
Senior Vice President and             1997        110,000              ---            ---           ---             32,385
 Chief Financial Officer              1996        110,000              ---            ---           ---             19,395

Barbara J. Sanders,                   1998       $123,878     $        ---     $      ---        15,000(3)          47,432
Senior Vice President and             1997        118,906              ---            ---           ---             34,584
 Lending Group Executive of the       1996        117,412              ---            ---           ---             20,558
 Bank(4)

Barbara A. Flannery                   1998       $110,000     $        ---      $     ---        15,000(3)          43,425
Senior Vice President                 1997         99,359              ---            ---           ---             30,332
 and Retail Banking Group             1996         91,811              ---            ---           ---             16,379
 Executive of the Bank
------------

(1) Based on the $16.5625 closing price per share of the Common Stock on the Nasdaq National Market on June 30, 1998, the 23,800, 10,710, 10,710, 2,142,
     2,142 and 2,142 restricted shares held by Mr. LaMonica, Mr. McTernan, Ms. Tinker, Mr. Carfora, Ms. Sanders and Ms. Flannery, respectively, as of June 30, 1998, had aggregate market values of $394,188, $177,384, $177,384,
     $35,477, $35,477 and $35,477, respectively.

(2) Includes term life insurance premiums, income attributable under whole-life insurance policy, employer contributions to Penn Federal's 401(k) Plan and ESOP allocations, respectively, for fiscal 1998, 1997 and 1996 as follows:
     Mr.  LaMonica - 1998:  $1,148,  $12,014,  $2,496 and $45,027;  1997:  $892,
     $9,078,  $2,732 and $33,661; and 1996: $1,577,  $6,290, $2,248 and $20,184;
     Mr. McTernan - 1998: $660, $5,495, $2,040 and $45,027;  1997: $700, $4,142,
     $2,356 and $33,661; and 1996: $900, $2,859,  $2,246 and $20,184; Ms. Tinker
     - 1998: $732, $9,326,  $1,526 and $45,027;  1997: $706, $7,129,  $1,386 and
     $33,661;  and 1996: $893, $5,030,  $2,231 and $20,184;  Mr. Carfora - 1998:
     $436, $0, $1,883 and $41,276; 1997: $462, $0, $1,650 and $30,273; and 1996:
     $594,  $0, $1,189 and $16,982;  Ms.  Sanders - 1998:  $488,  $0, $2,101 and
     $44,843; 1997: $498, $0, $1,786 and $32,300; and 1996: $637, $0, $1,942 and
     $17,979;  and Ms.  Flannery - 1998:  $437,  $0, $1,650 and $41,338;  1997 -
     $419, $0, $1,490 and $28,423; and 1996 - $500, $0, $1,374 and $14,505.

(3) For additional information regarding these awards, see the table below captioned "Option Grants in Last Fiscal Year."

(4)  Ms. Sanders resigned from the Bank effective September 3, 1998.

         The following table sets forth certain information concerning stock options granted to the Named Officers in fiscal 1998. No stock appreciation rights were granted to the Named Officers during fiscal 1998.

                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                            Potential Realizable
                                                                                                              Value at Assumed
                                                                                                           Annual Rates of Stock
                                                                                                             Price Appreciation
                                                  Individual Grants                                           for Option Term(4)
                                          --------------------------------------------------------------   ----------------------
                                          Number of             % of Total
                                          Securities             Options
                                          Underlying            Granted to       Exercise
                                            Options             Employees        or Base
                                            Granted          in Fiscal Year       Price      Expiration
      Name                                 (#)(1)(2)           ($/Sh)(2)          Date          Date           5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------------------
Joseph L. LaMonica                          100,000               20.55         $17.1875      12/09/07      $1,080,913    $2,739,245
------------------------------------------------------------------------------------------------------------------------------------
Patrick D. McTernan                          24,000                4.93         $17.1875      12/09/07        $259,419      $657,419
------------------------------------------------------------------------------------------------------------------------------------
Lucy T. Tinker                               25,000                5.14         $17.1875      12/09/07        $270,229      $684,812
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey J. Carfora                           15,000                3.08         $17.1875      12/09/07        $162,137      $410,887
------------------------------------------------------------------------------------------------------------------------------------
Barbara J. Sanders(3)                        15,000                3.08         $17.1875      12/09/07        $162,137      $410,887
------------------------------------------------------------------------------------------------------------------------------------
Barbara A. Flannery                          15,000                3.08         $17.1875      12/09/07        $162,137      $410,887
====================================================================================================================================

(1) One third of the option vested immediately upon grant, with an additional one-third scheduled to vest on December 9, 1998 and the remaining one-third scheduled to vest on December 9, 1999.
(2) The number of shares and exercise prices have been adjusted for the Stock Split.
(3)  Ms. Sanders resigned from the Bank effective September 3, 1998.
(4) Each option has a term of ten years, commencing on December 9, 1997 and expiring on December 9, 2007.

         The following table sets forth certain information concerning stock option exercises during the last fiscal year and the number and value of stock options held by the Named Officers as of June 30, 1998.

                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                  Shares                        Number of Securities             Value of Unexercised
                                 Acquired                      Underlying Unexercised            In-the-Money Options
                                    on          Value          Options at FY-End (#)(3)              FY-End ($)(1)
                                 Exercise     Realized     ---------------------------------------------------------------
     Name                         (#)(3)         ($)       Exercisable    Unexercisable     Exercisable      Unexercisable
     ----                         ------         ---       -----------    -------------     -----------      -------------
Joseph L. LaMonica                   ---          ---        247,533          120,217       $2,423,138         $605,784

Patrick D. McTernan               10,000      127,500(2)     121,760           46,940        1,286,910          350,009

Lucy T. Tinker                       ---          ---        117,813           44,037        1,238,493          309,623

Jeffrey J. Carfora                   ---          ---         28,800           15,950          269,238           67,310

Barbara J. Sanders(4)                ---          ---         28,800           15,950          269,238           67,310

Barbara A. Flannery                  ---          ---         28,800           15,950          269,238           67,310

----------------

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the exercise price of the options and the closing price of the Common Stock ($16.5625) on the Nasdaq National Market on June 30, 1998.
(2) Represents the difference between the aggregate market value of the shares acquired upon exercise at the time of exercise (based on a market value per share of $18.00) and the aggregate exercise price (based on an exercise price per share of $5.25).
(3)  Amounts have been  adjusted for the Stock Split.
(4)  Ms. Sanders resigned from the Bank effective September 3, 1998.


Employment Agreements

         In connection with the Bank's mutual to stock conversion, the Bank entered into employment agreements with Messrs. LaMonica and McTernan and Ms. Tinker. Each employment agreement provides for an annual base salary in an amount not less than the employee's then-current salary and an initial term of three years. Each agreement provides for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement (i.e., each July 14), subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. Each agreement provides for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. Each employment agreement is also terminable by the employee upon 90 days notice to the Bank.

         Each employment agreement provides for payment to the employee of the greater of his or her salary for the remainder of the term of the agreement, or 299% of the employee's base compensation, in the event there is a "change in control" of the Bank where employment terminates voluntarily or involuntarily in connection with such change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss.ss. 574.3 or 574.4. Such events are generally triggered prior to the acquisition of control of 10% of the Company's common stock. Each agreement also guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

         Based on his or her current salary, if Mr. LaMonica, Mr. McTernan and Ms. Tinker had been terminated as of June 30, 1998, under circumstances entitling him or her to severance pay as described above, he or she would have been entitled to receive a lump sum cash payment of approximately $1,529,347, $829,697 and $788,988, respectively.

Certain Transactions

         The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All loans by the Bank to its senior officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Under applicable law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In this regard, all outstanding loans to the Bank's directors and senior officers have been made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and did not involve more than the normal risk of collectibility.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the subsidiary Bank's Board of Directors has furnished the following report on executive compensation:

         Penn Federal's Compensation Committee has responsibility for reviewing the compensation policies and plans for the subsidiary Bank and its affiliates. The policies and plans established are designed to enhance both short-term and long-term operational performance of the Bank and to build stockholder value through anticipated appreciation in the Company's Common Stock price.

         One of the Committee's primary objectives in the compensation area is to develop and maintain compensation plans which provide the Bank with the means of attracting and retaining quality executives at competitive compensation levels and to implement compensation plans which seek to motivate executives to perform to the full extent of their abilities and which seek to enhance stockholder value by aligning closely the financial interests of the Company's executives with those of its stockholders. In determining compensation levels, plans and adjustments, the Committee takes into account, among other things, compensation reviews made by third parties each year. These studies primarily compare the compensation of the Bank's officers to officers of other local financial institutions.

         With respect to Mr. LaMonica's base salary in the fiscal year ended June 30, 1998, the Committee took into account a comparison of salaries of chief executive officers of local financial institutions. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys. Mr. LaMonica's base salary for fiscal year 1998 was unchanged from the level set by the Committee for fiscal year 1997 because it was the judgment of the Committee that the competitive salary data indicated that Mr. LaMonica's base salary was appropriate for fiscal year 1998.

         The Bank and the Company have included stock option and restricted stock awards as key elements in its total compensation package. Equity based compensation provides a long-term alignment of interests and results achieved for stockholders with the compensation rewards provided to executive officers by providing those executives and others on whom the continued success of the Company most depends with a proprietary interest in the Company. In fiscal 1995, the Stock Option Plan and the MRP were adopted providing for the grant of several types of equity-based awards including stock option and restricted stock awards. These plans were ratified by the Company's stockholders in fiscal 1995, and an amendment to the Stock Option Plan increasing the number of shares available for issuance thereunder was approved by the Company's stockholders in fiscal 1998.

         In fiscal year 1995, all of the Bank's executive officers were granted stock option and restricted stock awards, vesting over a five-year schedule. In fiscal 1998, all of the Bank's executive officers were granted additional stock options, with one-third of each option vesting immediately upon grant, one-third scheduled to vest on the first anniversary of the grant date and the remaining one-third scheduled to vest on the second anniversary of the grant date. See the table captioned "Option Grants in Last Fiscal Year" elsewhere in this Proxy Statement for additional information. During fiscal 1998, options to purchase 53,550 and 33,333 shares of Common Stock at exercise prices of $5.25 and $17.1875, respectively, vested for Mr. LaMonica. In addition, 23,800 shares of restricted stock held by Mr. LaMonica vested during fiscal 1998.

         Through the compensation programs described above, a significant portion of the Bank's executive compensation is linked directly to individual and corporate performance. The Committee will continue to review all elements of compensation to ensure that the compensation objectives and plans meet the Company's business objectives and philosophy of linking executive compensation to stockholder interests of corporate performance as discussed above.

         In 1993, Congress amended the Internal Revenue Code to add Section 162(m) to limit the corporate deduction for compensation paid to a corporation's five most highly compensated officers to $1.0 million per executive per year, with certain exemptions. The Committee carefully reviewed the impact of this legislation on the cost of the Bank's current executive compensation plans.
Under the legislation and regulations adopted thereunder, it is not expected that any portion of the Company's (or subsidiaries) employee remuneration will be non-deductible in fiscal 1998 or in future years by reason of compensation awards granted in fiscal 1998. The Committee intends to review the Company's (and its subsidiaries') executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, to these executive compensation plans with a view toward implementing the Company's compensation policies in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

         The foregoing report is furnished by the Compensation Committee of the Board of Directors:

            Amadeu L. Carvalho, Chairman         Mario Teixeira, Jr.

Stock Performance Presentation

         The line graph below compares the cumulative total stockholder return on the Common Stock to the cumulative total return of a broad index (all Nasdaq U.S. Stocks) and a savings and loan industry index for the period July 14, 1994 (the date the Company became a publicly-traded company) through June 30, 1998. While the Company's Common Stock was sold at $10.00 per share in the initial public offering, the stock closed at $13.125 per share on July 14, 1994, its first day of trading (adjusted for the Stock Split, such prices would amount to $5.00 and $6.5625, respectively). The graph assumes that $100 was invested on July 14, 1994 to purchase shares of the Common Stock at the closing price on such date and not at the initial offering price.





                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]




                                                Period Ending
                              --------------------------------------------------
Index                         7/15/94    6/30/95   6/30/96    6/30/97    6/30/98
--------------------------------------------------------------------------------
PennFed Financial Services     100.00      96.19    118.09     209.50    256.89
NASDAQ - Total US              100.00     131.21    168.46     204.84    270.33
SNL $1B - $5B Thrift Index     100.00     111.96    142.84     231.42    338.36

            PROPOSAL II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 1999 fiscal year, subject to
the   ratification  of  the  appointment  by  the  Company's   stockholders.   A
representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's administrative office located at 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989, no later than May 28, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's Certificate of Incorporation and Bylaws and Delaware law. Under the proxy rules, in the event the Company receives notice of a stockholder proposal to take action at the next Annual Meeting that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by the Company to its stockholders intend to exercise their discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the administrative office of the Company by the Deadline (as defined below). In addition to the provision of the proxy rules regarding discretionary voting authority described in the preceding sentence, the Company's Bylaws provide that if notice of a stockholder proposal to take action at the next Annual Meeting is not received at the main office of Company by the Deadline, such proposal will not be recognized as a matter proper for submission to the Company's stockholders and will not be eligible for presentation at such meeting. The "Deadline" means August 29, 1999; however, in the event the next Annual Meeting is held before October 8, 1999 or after December 27, 1999, the "Deadline" means the close of business on the later of the 60th day prior to the date of such meeting or the tenth day following the day on which notice of the meeting was first mailed or public announcement of the date of such meeting was first made.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the SEC and to provide the Company with copies of such reports. Based solely upon information provided to the Company by the directors and officers subject to Section 16(a), all Section 16(a) filing requirements applicable to such persons were complied with during fiscal 1998.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                                          /s/William C. Anderson
                                                          ----------------------
                                                             William C. Anderson
                                                             Chairman of Board

West Orange, New Jersey
September 25, 1998

                                 REVOCABLE PROXY
                        PENNFED FINANCIAL SERVICES, INC.

        [ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1998

  The undersigned hereby appoints the Board of Directors of PennFed Financial Services, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Wednesday, October 28, 1998 at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m., local time, and at any and all adjournments thereof, as directed herein:

I. The election of the following directors for three-year terms:


                WILLIAM C. ANDERSON   AMADEU L. CARVALHO

                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


II. The ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1999.

  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

  The Board of Directors recommends a vote "FOR" the nominees named herein and "FOR" the ratification of the appointment of Deloitte & Touche LLP.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                         Please be sure to sign and date
                          this Proxy in the box below.

                    _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

                        PENNFED FINANCIAL SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signor(s) acknowledge(s) receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998.


  Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.